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                                                                   EXHIBIT 10.83
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                       ASPECT COMMUNICATIONS CORPORATION

                                CREDIT AGREEMENT

                           DATED AS OF JUNE 19, 2001

                           COMERICA BANK - CALIFORNIA

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                               CREDIT AGREEMENT
                               ----------------


     THIS CREDIT AGREEMENT, made as of the 19th day of June, 2001, by and between ASPECT COMMUNICATIONS CORPORATION, a California corporation (herein called "Company") and COMERICA BANK-CALIFORNIA, a California banking corporation, of San Jose, California (herein called "Bank").

                                   RECITALS:

     A.  Company desires to obtain certain credit facilities from Bank.

     B. Bank is willing to extend such credit to Company on the terms and conditions herein set forth.

     NOW, THEREFORE, Bank and Company agree as follows:

                                  WITNESSETH:

     1.  DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     "Account" shall have the meaning assigned to it in the California Uniform Commercial Code on the date of this Agreement.

     "Account Debtor" shall mean the party who is obligated on or under any Account.

     "Adjusted Tangible Net Worth" shall mean as of any date of determination, Tangible Net Worth as of such date plus the outstanding principal amount of the Subordinated Debt as of such date.

     "Advance" shall mean a borrowing requested by Company and made by Bank under Section 2 or 2.A of this Agreement, including any refunding or conversions of such borrowings pursuant to Section 3.A.3 hereof, and shall include a Eurodollar-based Advance and a Prime-based Advance.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

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     "Alternate Base Rate" shall mean for any day a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

     "Applicable Eurodollar Margin" shall mean one and three quarters percent (1 3/4%) with respect to the Revolving Credit Note and two percent (2%) with respect to the Equipment Line Note and each Equipment Term Note.

     "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement.

     "Applicable L/C Commission Rate" shall mean one and one quarter percent (1 1/4%) per annum.

     "Base Adjusted Tangible Net Worth" shall initially mean ***. On the last day of each fiscal quarter of Company (beginning June 30, 2001), Base Adjusted Tangible Net Worth shall increase by *** of Net Income for the quarter then ended; provided that for purposes of determining Base Adjusted Tangible Net Worth if Net Income is less than zero for any fiscal quarter, it shall be deemed to be zero for such fiscal quarter. In addition, effective upon the issuance after December 31, 2000 by Company or any of its Subsidiaries of any Equity Interests (other than Equity Interests issued to sellers in connection with a Permitted Acquisition) or the incurrence of any Subordinated Debt, Base Adjusted Tangible Net Worth shall increase by an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such equity issuance or issuance of Subordinated Debt.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in San Jose, London and New York.

     "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of Company or a Subsidiary, as applicable, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of Company or a Subsidiary, as applicable, thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of Company and its consolidated Subsidiaries.

     "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by Company or any Subsidiary as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of Company and its consolidated Subsidiaries, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that

*** Material has been omitted pursuant to a request for confidential treatment

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the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-l or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by Bank or any Approved Bank or by the parent company of Bank or any Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with Bank or any Approved Bank maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents.

     "Consolidated" or "Consolidating" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated or combined, as applicable, basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

     "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     "Domestic Subsidiary" shall mean any direct or indirect Subsidiary of Company incorporated under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof which is a domestic Subsidiary for purposes of Section 956 of the Internal Revenue Code; and "Domestic Subsidiaries" shall mean any or all of them.

     "EBITDA" shall mean as of any date of determination, Net Income for the fiscal quarter then ending plus, to the extent deducted in determining Net Income, (i) depreciation and amortization expense for such period, (ii) interest expense for such period and (iii) income taxes for such period, all as determined in accordance with GAAP.

     "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or

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any hazardous or toxic substances of any nature. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

     "Equipment Loan" shall mean each term out loan for the Advances under
Section 2.A evidenced by an Equipment Term Note.

     "Equipment Line Note" shall mean the Note described in Section 2.A.1 hereof made by Company to Bank in the form annexed to this Agreement as Exhibit "A".

     "Equipment Line Maturity Date" shall mean December 19, 2001.

     "Equipment Term Note" shall mean the Notes described in Section 2.A.2 hereof made by Company to Bank in the form attached as Exhibit "B".

     "Equity Interest" means, with respect to any Person, any and all shares, share capital interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

     "Eurodollar-based Advance" shall mean an Advance which bears interest at the Eurodollar-based Rate.

     "Eurodollar-based Rate" shall mean a per annum interest rate which is the Applicable Eurodollar Margin plus the quotient of:
                             ----

     (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance or relevant principal portion of any Equipment Loan and for a period equal to the relevant Interest Period at approximately the time Company requests such Advance on the first day of such Interest Period; divided by

     (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes Eurodollar deposits or includes a category of assets which includes Eurodollar loans, the rate at which such reserves are required to be maintained on such category; all as conclusively determined by Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

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     "Eurodollar Lending Office" shall mean Bank's office located at Grand
Cayman, British West Indies or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Company.

     "Event of Default" shall mean any of the Events of Default specified in
Section 10 hereof.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

     "Foreign Subsidiaries" shall mean all of Company's direct or indirect Subsidiaries other than the Domestic Subsidiaries.

     "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

     "Immaterial Subsidiary" shall mean any Subsidiary of Company which as of any applicable date of determination has (a) assets of less than One Million Dollars ($1,000,000) and (b) annual revenues of less than One Million Dollars ($1,000,000).

     "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Company to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Company to Bank arising under or in connection with this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Indenture" shall mean the Indenture dated as of August 10, 1998 between Aspect Telecommunications Corporation as issuer and State Street Bank and Trust Company of California, N.A., as Trustee.

     "Interest Period" shall mean a period of one (1), two (2), three (3) or six
(6) months as selected by Company pursuant to the provisions of this Agreement commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 4.A.1 or
Section 4.B.1.

     "Letter of Credit" shall have the meaning set forth in Section 2.5.

     "Letter of Credit Reserve" shall mean as of any date of determination, an amount equal to the aggregate principal amount of all undrawn Letters of Credit issued by Bank for the account of Company under and pursuant to this Agreement and the amount of all draws under Letters of Credit paid by Bank and not reimbursed by Company.

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     "Leverage Ratio" shall mean as of any date of determination, a ratio the numerator of which is total liabilities of Company and its Subsidiaries as of such date less the outstanding principal amount of the Subordinated Debt as of such date and the denominator of which is Adjusted Tangible Net Worth as of such date.

     "Loan Documents" shall mean collectively, this Agreement, any Notes, the Security Agreements, any Subordination Agreements and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

     "Net Cash Proceeds" shall mean, with respect to any issuance of Equity Interests or incurrence of Subordinated Debt, the aggregate cash proceeds received by Company and/or any Subsidiary, as the case may be, from such transaction, net of the reasonable direct expenses of such transaction.

     "Net Income" shall mean the net income (or loss) of Company and its consolidated Subsidiaries for any period, determined in accordance with GAAP.

     "Net Worth" shall mean as of any date of determination the stockholders' equity of Company and its consolidated Subsidiaries as of such date as determined in accordance with GAAP.

     "Note" shall mean the Revolving Credit Note, the Equipment Line Note and each, the Equipment Term Note, as the case may be, as any may be amended or modified from time to time, and "Notes" shall refer to each of them.

     "Notice of Term Rate" shall mean a Notice of Term Rate issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "C".
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     "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person ("target") which operates in substantially the same or a similar line of business as Company or the Subsidiary which is a party to the acquisition and which is conducted in accordance with the following requirements:

          (a) not more than five (5) days after the signing of any letter of intent for such proposed acquisition or not later than thirty (30) days before the consummation of the acquisition, whichever first occurs, the Company shall have provided a copy of the applicable letter of intent to Bank and promptly upon signing the definitive acquisition documents, Company shall have provided copies thereof to Bank;

          (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in compliance in all material respects therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

          (c) the total consideration of all such acquisitions conducted while this Agreement remains in effect which is not paid for with stock of Company, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed Fifty Million Dollars ($50,000,000);

          (d) within thirty (30) days after any such acquisition has been completed Company shall deliver to Bank executed copies of all material documents pertaining to such acquisition, and Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Bank, such documents and instruments (including without limitation, the security agreements as required by Section 7.17 hereof and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Bank, if any;

          (e) within thirty (30) days prior to the effective date of the acquisition, Company shall deliver to Bank, (i) a pro forma financial statement for the target, as of the effective date of the acquisition, (ii) a pro forma financial statement of Company and its consolidated Subsidiaries for the 12 month period ending on the effective date of the acquisition prepared as if the acquisition became effective on the first day of such period; and (iii) financial projections for the 3 year period commencing on the effective date of the acquisition, including financial covenant compliance projections; and

          (f) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing and on the date of consummation of such acquisition, Company shall have provided to Bank a certificate of the chief financial officer of Company stating that no Default or Event of Default has occurred as a result of such acquisition or otherwise.

     "Permitted Liens" shall mean with respect to any Person:

          (a) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

          (b) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such

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liens and encumbrances has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

          (c) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

          (d)(i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied; and

          (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person.

     "Person" or "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "Prime Rate" shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean for any day a per annum interest rate which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

     "Quick Ratio" shall mean as of any date of determination, a ratio the numerator of which is Unrestricted Cash as of such date, plus Cash Equivalents as of such date which are not subject to any lien or security interest in favor of any person, plus Accounts of Company and its Subsidiaries as of such date (net of an allowance for doubtful Accounts) and the denominator of which is current liabilities of Company and its Subsidiaries as of such date, as determined in

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accordance with GAAP (provided that the outstanding principal amount of the
Advances shall in all cases be treated as current liabilities for purposes of determining the Quick Ratio).

     "Request for Advance" shall mean a Request for Advance issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "D".
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     "Revolving Credit Maturity Date" shall mean June 14, 2002.

     "Revolving Credit Note" shall mean the Note described in Section 2.1 hereof made by Company to Bank in the form annexed to this Agreement as Exhibit "E".
                                                                 -----------

     "Security Agreements" shall mean the Security Agreement in the form and content of Exhibit "F" to this Agreement pursuant to which Company and each
           -----------
Domestic Subsidiary which is not an Immaterial Subsidiary grants to Bank a first priority security interest in all accounts, chattel paper, documents, equipment, fixtures, general intangibles, goods, instruments and inventory, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

     "Subordinated Debt" shall mean Debt of Company or a Subsidiary which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to Bank.

     "Subordinated Debt Documents" shall mean any documents evidencing Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

     "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or equivalent equity interests are owned by Company, either directly or indirectly, through one or more intermediaries.

     "Tangible Net Worth" shall mean as of any date of determination, Net Worth less the Intangible Assets of the Company and its consolidated Subsidiaries and less deferred tax assets for stock disqualifying dispositions, all determined as of such date. For purposes of this Agreement, "Intangible Assets" means the amount (to the extent reflected in determining such Net Worth) of (i) all write-ups in the book value of any asset owned by Company and its consolidated Subsidiaries, (ii) loans or advances to Affiliates, (iii) all investments in unconsolidated Subsidiaries of the Company and all equity investments in Persons which are not Subsidiaries of Company and (iv) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

     "Unrestricted Cash" shall mean as of any date of determination, aggregate cash of Company and its Subsidiaries which is not subject to any lien or security interest in favor of any person.

     2.  THE INDEBTEDNESS: Revolving Credit

     2.1 Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed Twenty Million Dollars ($20,000,000) in aggregate principal amount at any one time outstanding. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding thereunder shall bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof absent manifest error.

     2.3 Company may request an Advance under this Section 2 upon the delivery to Bank of a Request for Advance executed by an authorized officer of Company, subject to the following:

     (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "D";
                                                            -----------

     (b) each such Request for Advance shall be delivered to Bank by 11:00 a.m. on the proposed date of Advance;

     (c) the principal amount of such Advance, plus the amount of any outstanding indebtedness to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be in the case of a Eurodollar-based Advance at least $1,000,000;

     (d) a Request for Advance, once delivered to Bank, shall not be revocable by Company.

     Bank may, at its option, lend under this Section 2 upon the telephone request of an authorized officer of Company and, in the event Bank makes any such advance upon a telephone request, the requesting officer shall, if so requested by Bank, mail or facsimile to Bank, on the same day as such telephone request, a Request for Advance in the form attached as Exhibit "D". Company
                                                       -----------
hereby authorizes Bank to disburse Advances under this Section 2 pursuant to the telephone instructions of any person purporting to be an authorized officer of Company and Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

     2.4 Company may prepay all or part of the outstanding balance of the Prime-based Advance(s) under the Revolving Credit Note at any time. Upon one (1) Business Day prior notice to Bank, Company may prepay all or part of any Eurodollar-based Advance, provided that the amount of any such partial prepayment shall be at least $1,000,000 and the unpaid portion of such Advance which is refunded or converted under Section 4.A.3 shall be subject to the limitations of Section 2.3(c) hereof. Any prepayment of a Prime-based Advance or a Eurodollar-based Advance on the last day of the Interest Period therefor made in accordance with this Section shall be without premium, penalty or prejudice to Company's right to reborrow under the terms of this Agreement. Any other prepayment shall be subject to the provisions of Section 5.1 hereof.

     2.5 In addition to Advances under the Revolving Credit Note to be provided to Company by Bank under and pursuant to Section 2.1 of this Agreement, Bank further agrees to issue, or commit to issue, from time to time, standby letters of credit for the account of Company (herein individually called a "Letter of Credit" and collectively "Letters of Credit") in aggregate undrawn amounts not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding; provided, however that the sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed Twenty Million Dollars ($20,000,000) at any one time; and provided further that no Letter of Credit shall, by its terms, have an expiration date which extends beyond one hundred twenty (120) days beyond the Revolving Credit Maturity Date or one (1) year after issuance, whichever first occurs. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company to Bank with respect thereto. Company shall pay to Bank annually in advance a per annum fee equal to the Applicable L/C Commission Rate of the amount of each standby Letter of Credit. On the Revolving Credit Maturity Date, Company shall deposit with Bank cash collateral in the amount equal to the maximum amount available to be drawn at any time under any Letter of Credit then outstanding.

     2.6 Company agrees to pay to Bank a commitment fee on the average daily balance of the unused portion of the revolving credit commitment at the rate of thirty two and one half one hundredths of one percent (.325%) per annum, computed on the actual number of days elapsed using a year of 360 days. The commitment fee shall be payable quarterly in arrears on the first day of each October, January, April and July (commencing October 1, 2001) and on the Revolving Credit Maturity Date. For purposes of calculating the commitment fee, outstanding Letters of Credit shall be considered usage of the commitment.

     2.7 Proceeds of Advances under the Revolving Credit Note shall be used solely for working capital purposes and short-term general corporate purposes.

     2.A.  THE INDEBTEDNESS:  Equipment Loans

     2.A.1 Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Equipment Line Maturity Date, not to exceed Five Million Dollars ($5,000,000) in aggregate principal amount. The Advances under this Section 2.A shall be evidenced by the Equipment Line Note under which advances and repayments but not readvances may be made, subject to the terms and conditions of this Agreement.

     2.A.2 The Equipment Line Note shall mature on the Equipment Line Maturity Date and each Advance from time to time outstanding thereunder shall bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest

Period, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof absent manifest error.

     2.A.3 Company may request an Advance under this Section 2.A upon the delivery to Bank of a Request for Advance executed by an authorized officer of Company, subject to the following:

     (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "D";
                                                            -----------

     (b) each such Request for Advance shall be delivered to Bank at least three (3) Business Days before the proposed date of Advance;

     (c) the principal amount of such Advance, plus the amount of any outstanding indebtedness to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be in the case of a Eurodollar-based Advance at least $1,000,000;

     (d) the principal amount of such Advance shall not exceed an amount equal to one hundred percent (100%) of the invoice cost of unencumbered new machinery and equipment approved by Bank (excluding installation, delivery, tariffs, duties and other import fees and other soft costs) purchased by Company within ninety (90) days prior to the date of the Advance or soft costs approved by Bank which are evidenced by an invoice and incurred within ninety (90) days prior to the date of the Advance;

     (e) a Request for Advance, once delivered to Bank, shall not be revocable by Company.

     2.A.4 The proceeds of Advances under the Equipment Line Note shall be used solely to purchase new machinery and equipment to be used in the Company's business and for soft costs. In connection with each Advance under the Equipment Line Note, Company shall provide to Bank such invoices and documentation as Bank may reasonably request. Advances against soft costs shall not exceed twenty five percent (25%) of the amount advanced under the Equipment Line Note.

     2.A.5 Each time the aggregate amount of the Advances outstanding under the Equipment Line Note is $1,000,000 or more and on the Equipment Line Maturity Date, the Advances outstanding under the Equipment Line Note shall be termed out under an Equipment Term Note. The indebtedness represented by each Equipment Term Note shall be payable in equal monthly principal installments equal to the amount necessary to amortize the original amount of such Equipment Term Note over a three year term commencing on the first day of the first month after such
Note is executed and on the first day of each month thereafter until the maturity date thereof, when the entire unpaid balance of principal and interest thereon shall be due and payable. The maturity date for each Equipment Term Note shall be the date which is three years after the date of such Note.

     2.A.6 Each Advance under the Equipment Line Note shall be in an amount not less than $50,000.

     3.A.  INTEREST, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS-REVOLVING
CREDIT.

     3.A.1 The Revolving Credit Note, Equipment Line Note and the Advances thereunder shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate or the Eurodollar-based Rate, as the Company may elect subject to the provisions of this Agreement. With respect to Prime-based Advances, interest shall be payable monthly on the first Business Day of each month, commencing on the first Business Day following the month during which such Advance is made, and at maturity. With respect to Eurodollar-based Advances, interest shall be payable on the last day of each Interest Period applicable thereto, provided, however, if such Interest Period is longer than three months, interest shall be payable three months following the first day of such Interest Period and on the last day of such Interest Period. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and solely during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to: (i) in the case of Prime-based Advances, three percent (3%) above the Prime-based Rate; and (ii) in the case of a Eurodollar-based Advance, three percent (3%) above the rate which would otherwise be applicable under this Section 3.A.1 until the end of the then current Interest Period, at which time such Advance shall bear interest at the rate provided for in clause (i) of this Section 3.A.1. Interest on all Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The interest rate with respect to any Prime-based Advance shall change on the effective date of any change in the Prime-based Rate.

     3.A.2 Each Interest Period for a Eurodollar-based Advance shall commence on the date such Eurodollar-based Advance is made or is converted from an Advance of another type pursuant to Section 3.A.3 hereof or on the last day of the immediately preceding Interest Period for such Eurodollar-based Advance, and shall end on the date one, two, three or six months thereafter, as the Company may elect as set forth below, subject to the following:

          (i) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Equipment Line Maturity Date, as applicable; and

          (ii) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month.

The Company shall elect the initial Interest Period applicable to a Eurodollar-based Advance by its Request for Advance given to the Bank pursuant to Section
2.3 or Section 2.A.3 or by its notice of conversion given to the Bank pursuant to Section 3.A.3, as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Company may elect to continue an Advance as a Eurodollar-based Advance by giving irrevocable written, telephonic or facsimile notice thereof to the Bank, before 11:00 a.m. on the last day of the then current Interest Period applicable to such Eurodollar-based Advance, specifying the duration of the succeeding Interest Period therefor. If the Bank does not receive timely notice of the election and the Interest Period elected by the Company, the Company shall be deemed to have elected to convert such Eurodollar-based Advance to a Prime-based Advance at the end of the then current Interest Period.

     3.A.3 Provided that no Event of Default shall have occurred and be continuing, the Company may, on any Business Day, convert any outstanding Advance into an Advance of another type in the same aggregate principal amount, provided that any conversion of a Eurodollar-based Advance shall be made only on the last Business Day of the then current Interest Period applicable to such Advance. If the Company desires to convert an Advance, it shall give the Bank written, telephonic or facsimile notice, specifying the date of such conversion, the Advances to be converted, the type of Advance elected and, if the conversion is into a Eurodollar-based Advance, the duration of the first Interest Period therefor, which notice shall be given not later than 11:00 a.m. on the applicable date of conversion.

     3.B.  INTEREST, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS-TERM LOANS.

     3.B.1 (a) Each Equipment Term Note ("Amortizing Notes" and each loan thereunder, an "Amortizing Loan") and the loans thereunder shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate or the Eurodollar-based Rate as the Company may elect subject to the provisions of this Agreement. In the case of any portion of an Amortizing Note with respect to which the Applicable Interest Rate is the Prime-based Rate, interest shall be payable monthly on the first Business Day of each month and at maturity (whether by acceleration or otherwise). In the case of any portion of an Amortizing Note with respect to which the Applicable Interest Rate is the Eurodollar-based Rate, interest shall be payable on the last day of each Interest Period applicable thereto, provided, however, if such Interest Period is longer than three months, interest shall be payable three months following the first day of such Interest Period and on the last day of such Interest Period. Notwithstanding the foregoing, from and after the occurrence of an Event of Default and during the continuation thereof, the principal outstanding under the Amortizing Notes shall bear interest payable on demand, at a rate per annum equal to: (i) in the case of a portion of an Amortizing Note with respect to which the Applicable Interest Rate is the Prime-based Rate, three percent (3%) above the rate which would otherwise be applicable under this Section 3.B.1 and (ii) in the case of a portion of an Amortizing Note with respect to which the Applicable Interest Rate is the Eurodollar-based Rate, three percent (3%) above the rate which would otherwise be applicable under this Section 3.B.1 until the end of the then current Interest Period, and thereafter at the rate provided for in clause (i) of this Section 3.B.1. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The interest rate applicable to any portion of an Amortizing Note with respect to which the Applicable Interest Rate is the Prime-based Rate shall change on the effective date of any change in the Prime-based Rate.

          (b) On the date each Amortizing Loan is made, Company shall designate the initial Applicable Interest Rate with respect to such loan.

     3.B.2 Each Interest Period for a portion of an Amortizing Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate shall commence on the date such rate is selected pursuant to Section 3.B.3 hereof or on the last day of the immediately preceding Interest Period, as the case may be, and shall end on the date one month thereafter as the Company may elect as set forth below, subject to the following:

            (i) no Interest Period with respect to an Amortizing Loan shall extend beyond the maturity date applicable to such Note;

            (ii) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month;

            (iii) no Interest Period with respect to a portion of an Amortizing Loan shall end past a date on which an installment of principal is due with respect to such loan; and

            (iv) no more than five (5) separate Interest Periods may be in effect at any one time with respect to the Equipment Term Notes.

The Company shall elect the initial Interest Period applicable to an Amortizing Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate by its Notice of Term Rate given to the Bank pursuant to Section 3.B.1 and subsequent Interest Periods by its Notice of Term Rate given to the Bank pursuant to Section 3.B.3, as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Company may elect to continue a portion of an Amortizing Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate by giving irrevocable written notice thereof to the Bank by its Notice of Term Rate, not later than 11:00 a.m. on the last day of the then current Interest Period applicable to such portion of an Amortizing Loan, as applicable, specifying the duration of the succeeding Interest Period therefor. If the Bank does not receive timely notice of the election and the Interest Period elected by the Company, the Company shall be deemed to have elected to convert such Applicable Interest Rate to the Prime-based Rate at the end of the then current Interest Period.

     3.B.3 Provided that no Event of Default shall have occurred and be continuing, the Company may, on any Business Day, convert the Applicable Interest Rate with respect to a portion of an Amortizing Loan, as applicable to another Applicable Interest Rate, provided that any conversion while the Applicable Interest Rate is the Eurodollar-based Rate shall be made only on the last Business Day of the then current Interest Period. If the Company desires to convert an Applicable Interest Rate, it shall give the Bank irrevocable written notice thereof not later than 11:00 a.m. on the effective date of any such change specifying the date of such conversion, the Applicable Interest Rate elected and, if the conversion is into the Eurodollar-based Rate, the duration of the first Interest Period therefor.

     3.B.4 (a) At its option and upon one (1) Business Day's prior written, telephonic or facsimile notice to the Bank, the Company may prepay any portion of an Amortizing Loan in whole at any time or in part from time to time, with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) in the case of a portion of an Amortizing Loan bearing interest at the Prime-based Rate each partial prepayment shall be in an amount not less than $250,000 or an integral multiple thereof; (ii) in the case of a portion of an Amortizing Loan bearing interest at the Eurodollar-based Rate, each partial prepayment shall be in an amount not less than $250,000. Any prepayment of a portion of an Amortizing Loan as to which the Applicable Interest Rate is the Prime-based Rate or an Amortizing Loan as to which the Applicable Interest Rate is the Eurodollar-based Rate on the last day of the applicable Interest Period shall be without premium or penalty. Any other prepayment shall be subject to the provisions of Section 4.1.

          (b) Each partial prepayment of an Amortizing Loan or the principal outstanding under an Amortizing Note shall be applied to the principal payments due thereunder in the inverse order of their maturities.

     4.  SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION.

     4.1 If Company makes any payment of principal with respect to any Eurodollar-based Advance or the principal under an Amortizing Note with respect to which the Eurodollar-based Rate is the Applicable Interest Rate on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurodollar-based Advance after notice has been given by Company to Bank in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest when due in respect of a Eurodollar-based Advance or the principal under an Amortizing Note with respect to which the Eurodollar-based Rate is the Applicable Interest Rate, Company shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Eurodollar-based Advance or Amortizing Loan. Such amount payable by Company to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) or principal under an Amortizing Loan provided under this Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Eurodollar-based Advance or Amortizing Loan through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest

Period; provided, however, that Bank may fund any Eurodollar-based Advance or Amortizing Loan in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Bank shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     4.2 For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance or Amortizing Loan on the books of such Eurodollar Lending Office.

     4.3 If with respect to any Interest Period Bank reasonably determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Company. Thereafter, until Bank notifies Company that such circumstances no longer exist, the obligation of Bank to make Eurodollar-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurodollar-based Advance and the right of Company to elect the Eurodollar-based Rate for the Amortizing Loan shall be suspended.

     4.4 If, after the date hereof, the introduction or implementation of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Advance or the indebtedness under the Amortizing Loans with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Company. Thereafter (a) the obligations of Bank to make Eurodollar-based Advances and the right of Company to convert an Advance or refund an Advance as a Eurodollar-based Advance and to elect the Eurodollar-based Rate for the Amortizing Loans shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available, and
(b) if Bank may not lawfully continue to maintain an Advance or an Amortizing Loan, as the case may be, to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

     4.5 If the adoption or implementation after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

     (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by any jurisdiction in which Bank is organized or engaged in business); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance or any Note;

and the result of any of the foregoing is to increase the costs to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Notes, by an amount deemed by the Bank to be material, then Bank shall promptly notify Company of such fact and demand compensation therefor and, within fifteen days after demand by Bank, Company agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Company of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this Section, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected Eurodollar-based Advance through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such Eurodollar-based Advance would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such Eurodollar-based Advance through such other lending office would not materially adversely affect such Advance or Bank. Company shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this Section.

     4.6 In the event that at any time after the date of this Agreement any change in law such as described in Section 4.5, hereof, shall, in the reasonable opinion of Bank require that the credit provided under Section 2 of this Agreement be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Bank or any corporation controlling Bank and such change has or would have the effect of reducing the rate of return on Bank's or Bank's parent's capital or assets as a consequence of the Bank's obligations hereunder to a level below that which Bank or Bank's parent would have achieved but for such change, then Bank shall notify Company and demand compensation therefor and, within fifteen days after demand by Bank, Company agrees to pay to Bank such additional amount or amounts as will compensate Bank for such reduction. Bank will promptly notify Company of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error.

     5.  CONDITIONS

     5.1 Company agrees to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the Directors of Company evidencing approval of the borrowings and transactions contemplated hereunder; (ii) a certificate of good standing from the state of Company's incorporation and from the state(s) in which is required to be qualified to do business; (iii) an opinion of Company's legal counsel; and (iv) such other documents and instruments as Bank may reasonably require.

     5.2 As security for all indebtedness of Company to Bank hereunder, Company agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

     (a)  The Security Agreements;

     (b) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder);

     (c) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may reasonably request at any time.

     5.3 Upon execution of this Agreement, Company shall have paid to Bank a non-refundable commitment fee in the amount of $42,500. The Bank acknowledges the prior receipt of $5,000 of such fee.

     5.4 The obligation of Bank to make Advances (including the initial Advance) under this Agreement and the obligation of Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

     (1) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

     (2) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or issuance of the Letter of Credit.

     6.  REPRESENTATIONS AND WARRANTIES

     Company represents and warrants that:

     6.1 Company is a corporation duly organized and existing in good standing under the laws of the State of California; Company and each of its Subsidiaries is in good standing in each jurisdiction in which it is required to be qualified to do business, except where the failure to be so qualified would not have a material adverse effect on the financial condition of Company and its Subsidiaries (taken as a whole) or their ability to carry on their business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Notes by Company are within its powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required under this Agreement and Notes, when issued and delivered, will be valid and binding on the Company in accordance with their terms.

     6.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Notes by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

     6.3 Except as set forth on Schedule 6.3, no litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any of its Subsidiaries, the outcome of which would reasonably be expected to materially impair Company's or any Subsidiary's financial condition or the ability of Company or any Subsidiary to carry on its business.

     6.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Company's or any Subsidiary's assets, except to Bank or as otherwise permitted by this Agreement.

     6.5 Neither Company nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA"), except those set forth in attached Schedule 6.5. There was no unfunded past service liability of any pension plan maintained by the Company as of March 31, 2001, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

     6.6 The financial statements of the Company dated March 31, 2001, previously furnished to Bank, fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of such date; since said date there has been no material adverse change in the financial condition of the Company and its consolidated Subsidiaries; to the knowledge of Company's officers, except as described in Schedule 6.6, Company does not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company or any of its Subsidiaries.

     6.7 All tax returns and tax reports of Company and its consolidated Subsidiaries required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company and its consolidated Subsidiaries (or any of its or their properties) which are due and payable and for which the failure to pay would materially adversely affect its business or the value of its property or assets have been paid. The charges, accruals and reserves on the books of Company in respect of the Federal income tax for all periods are adequate in the opinion of Company.

     6.8  There are no subsidiaries of Company, except those listed in attached
Schedule 6.8.
------------

     6.9  Except as set forth in Schedule 6.9:
                                 ------------

          (a) Company and each of its Subsidiaries, in the conduct of its business, is in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if such Person were not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets. Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would not reasonably be expected to materially adversely affect their business or the value of their property or assets (taken as a whole).

          (b) Neither Company nor any Subsidiary is a party to any litigation or administrative proceeding, nor to the knowledge of Company's officers is any litigation or administrative proceeding threatened against Company or any Subsidiary, the outcome of which would reasonably be expected to have a material adverse effect on the Company or any Subsidiary which in either case (i) asserts or alleges that Company or any Subsidiary violated Environmental Laws, (ii) asserts or alleges that Company or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (iii) asserts or alleges that Company or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Subsidiary.

          (c) Neither Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws which would reasonably be expected to materially adversely affect its business or the value of its property or assets and to the best knowledge of the Company, neither Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws which would reasonably be expected to materially adversely affect its business or the value of its property or assets.

          (d) To the Company's knowledge, Company and its Subsidiaries have all permits, licenses and approvals required under applicable Environmental Laws, the failure of which to have would have a material adverse effect on the operation of their business as presently conducted and as currently proposed to be conducted.

     6.10 Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Company is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     6.11 Company and its Subsidiaries have good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by them under the Security Agreements.

     7.  AFFIRMATIVE COVENANTS

     Company covenants and agrees that it will, so long as Bank may make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement:

     7.1  Furnish Bank:

          (a) within ninety one (91) days after and as of the end of each fiscal year of Company and its consolidated Subsidiaries, a detailed consolidated audit report of Company certified to by independent certified public accountants satisfactory to Bank;

          (b) within thirty (30) days after and as of the end of each month, consolidated and consolidating balance sheets and statements of profit and loss of Company and its consolidated Subsidiaries certified by an authorized officer of Company as being correct and accurate to the best of his knowledge;

          (c) within thirty (30) days prior to January 1 of each year, financial projections for the Company and its consolidated Subsidiaries in form satisfactory to Bank;

          (d) promptly upon becoming available to Company, regular and periodic reports, including Forms 10-K, 10-Q and 8-K filed by Company with the Securities and Exchange Commission;

          (e) promptly upon becoming available to Company, any reports including management letters submitted to the Company by independent accountants in connections with any annual, interim or special audit;

          (f) other than as set forth in clause (d) above, any reports, notices, registrations statements, prospectuses, or proxy statements generally distributed by Company to its stockholders on a date no later than the date supplied to such stockholders;

          (g) such information as required by the terms and conditions of any security agreements referred to in this Agreement;

          (h) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

     7.2 Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes and other governmental charges, and all contractual obligations calling for the payment of money (excluding for purposes of this Section 7.2 trade payables), before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

     7.3 Maintain, and cause its Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional material risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and Bank (as mortgagee) as their respective interests may appear, all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with Bank.

     7.4 Permit Bank, through its authorized attorneys, accountants and representatives, to examine Company's and each Subsidiary's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank, which shall include but shall not be limited to collateral audits of Company conducted by Bank, at Bank's own cost and expense (provided, however, following the occurrence of any Event of Default, any such audits shall be at the expense of Company).

     7.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a Default or an Event of Default under this Agreement, and promptly inform Bank of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could have a material adverse effect upon Company's or any Subsidiary's financial condition (taken as a whole).

     7.6 Maintain, and cause its Subsidiaries to maintain, in good standing all licenses required by the State of California or any agency thereof, or other governmental authority that may be necessary or required for Company and its Subsidiaries to carry on its business as currently conducted.

     7.7 Comply, and cause its Subsidiaries to comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

     7.8 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

          (a) the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

          (b) the appointment of a trustee by a United States District Court to administer a Pension Plan;

          (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

          (d) the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

          (e) the withdrawal of Company or any Subsidiary from a Pension Plan;
or

          (f) a reportable event, within the meaning of Title IV of ERISA.

     7.9 Furnish Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments or other security instruments covering any or all of Company's and each Domestic Subsidiary's personal property, of every nature and description, whether now owed or hereafter acquired, to the extent that Bank may in its sole reasonable discretion require.

     7.10 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 7.1(a) and 7.1(b), a statement in the form attached as Exhibit "G" prepared and certified by the chief financial officer of Company (or in such officer's absence, a responsible senior officer of Company) (a) setting forth all computations necessary to show compliance by Company with the financial covenants contained in Sections 7.11 through 7.15 hereof, (b) stating that as of the date thereof, no condition or event which constitutes a Default or an Event of Default hereunder or which with the running of time and/or the giving of notice would constitute a Default or an Event of Default hereunder has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Company and (c) stating that the signer has reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

     7.11 Maintain as of the end of each month an Adjusted Tangible Net Worth of not less than the Base Adjusted Tangible Net Worth.

     7.12 Maintain EBITDA of not less than the following amounts for the fiscal quarters specified below:

Fiscal Quarter Ending                                           Amount
---------------------                                           ------
June 30, 2001                                                   ***
September 30, 2001                                              ***
December 31, 2001                                               ***
March 31, 2002 and each fiscal quarter end thereafter           ***

     7.13 Maintain as of the end of each month a Quick Ratio of not less than *** to ***.

     7.14 Maintain as of the end of each month a Leverage Ratio of not more than *** to ***.

     7.15 Maintain as of the end of each month Unrestricted Cash of not less than ***.

     7.16 Not later than December 31, 2001, maintain all cash collection and general disbursement accounts with Bank.

     7.17 Cause each person that is or becomes a Domestic Subsidiary of the Company (other than an Immaterial Subsidiary) from time to time to execute and deliver a secured Guaranty in the form attached as Exhibit "H" to the Bank,
                                                   -----------
together with such other documentation as Bank may reasonable require.

     7.18 Maintain and cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary in Company's reasonable judgment for the ownership and operation of its properties and business.

     8.  NEGATIVE COVENANTS

     Company covenants and agrees that, so long as Bank may make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not, and will cause its Subsidiaries not to, without the prior written consent of Bank:

     8.1 Purchase, acquire or redeem any of its stock or make any material change in its capital structure.

     8.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, except sales of inventory in the ordinary course of its business, sale/leaseback or similar transactions which relate to Building 1A and/or 1B and any merger of a Subsidiary into Company provided that Company is the survivor.

     8.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (a) by endorsement for deposit in the ordinary course of business,

--------------------
*** Material has been omitted pursuant to a request for confidential treatment

(b) guaranties in favor of Bank, (c) Company's guaranty of the Stockly Park lease in an amount not exceeding $7,000,000 and (d) other guaranties of obligations of Subsidiaries for payroll obligations, duty and tax obligations and automobile purchases and leases pursuant to which the aggregate amount guarantied does not exceed $3,000,000.

     8.4 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, except for Permitted Acquisitions.

     8.5 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

          (a)  to Bank;

          (b)  the Permitted Liens;

          (c)  liens described in attached Schedule 8.5;
                                           ------------

          (d) liens and security interests upon fixed assets acquired by Company after the date of this Agreement (including by virtue of a Capital Lease) provided that (i) any such lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such lien does not exceed 100% of the fair value of the property at the time it was acquired, and (iii) the lien or security interest does not cover any property other than such item of property; and

          (e) a mortgage lien on the real property identified in Schedule 8.5, attached hereto and commonly known as Building 1B or a mortgage lien on the real property commonly known as Building 1A to secure the indebtedness permitted under Section 8.13(g).

     8.6 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

     8.7 Materially alter the character of its business from that conducted as of the date of this Agreement.

     8.8 Declare or pay any dividends or make any other distribution upon its stock except (i) dividends payable in the stock of Company, (ii) dividends by a Subsidiary to Company, and (iii) distributions made in connection with Company's Shareholder Rights Plan as in effect on the date of this Agreement.

     8.9 Make any Capital Expenditure during any fiscal year if after giving effect thereto the aggregate amount of all Capital Expenditures made by Company and its Subsidiaries during such fiscal year would exceed $55,000,000.

     8.10 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Company as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

     8.11 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

          (a) investments of surplus cash in Cash Equivalents for cash management purposes;

          (b) sales on open account and in the ordinary course of business;

          (c) deposits made in the ordinary course of business in order to obtain goods or services;

          (d) other loans, advances and investments not exceeding $7,000,000 in the aggregate at any time outstanding.

     8.12 Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Company or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

     8.13 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

          (a) indebtedness to Bank;

          (b) current unsecured trade payables and accrued liabilities arising in the ordinary course of Company's business (including, without limitation, obligations under operating leases);

          (c) existing indebtedness described in attached Schedule 8.13;

          (d) purchase money indebtedness incurred in connection with the acquisition of fixed assets in an aggregate amount not exceeding $10,000,000 incurred during any single fiscal year;

          (e) the Subordinated Debt;

          (f) unsecured indebtedness to ABN AMRO or another commercial lender on terms which are acceptable to Bank in the exercise of its sole discretion provided that Bank and ABM AMRO or such other lender, as applicable, have entered into an intercreditor agreement which is acceptable to Bank in the exercise of its sole discretion and provided that the aggregate principal amount of such indebtedness shall not exceed $15,000,000 at any time outstanding; and

          (g) indebtedness incurred in connection with a mortgage for Building 1A or 1B provided that (i) the Company receives proceeds of the loan in an amount not less than $20,000,000, (ii) the indebtedness is incurred not later than December 31, 2001, (iii) the terms of the indebtedness are approved by Bank in the exercise of its reasonable discretion, and (iv) after giving effect to the incurrence of such indebtedness, no Event of Default shall have occurred and be continuing.

     8.14 Permit the ratio of total assets of Company and the Domestic Subsidiaries located in the United States to total assets of Company and its Subsidiaries to be less than .75 to 1.0.

     8.15 Purchase, redeem or prepay any of the Subordinated Debt or modify or amend any of the Subordinated Debt Documents, provided, however that the Company shall be permitted to redeem or purchase the Subordinated Debt from holders of the Subordinated Debt when such purchases or redemptions are required and provided that the Purchase Price (as defined in the Indenture) is paid solely through the issuance of the Company's common stock.

     9.   ENVIRONMENTAL PROVISIONS

     9.1 Company shall comply, and shall cause its Subsidiaries to comply, with all applicable Environmental Laws except for such non-compliance which would not reasonably be expected to materially adversely affect its business or the value of its property or assets.

     9.2 Company shall provide to Bank, promptly upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or any Subsidiary to a cleanup, removal, remedial action, or other response by or on the part of Company or any Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Company for an alleged violation of Environmental Laws, where such contribution, response or damages would reasonably be expected to materially adversely affect its business or the value of its property or assets.

     9.3 Company shall promptly notify Bank in writing as soon as Company becomes aware of the occurrence or existence of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

     9.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Bank, at its sole expense, retain an environmental consultant, reasonably acceptable to Bank, to conduct a thorough and complete investigation regarding the changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Company upon completion.

     9.5 At any time Company, directly or indirectly through any environmental consultant or other representative, determines to undertake an environmental audit, assessment or investigation relating to any fact, event or condition which would reasonably be expected to materially adversely affect its business or the value of its property or assets, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation.

     9.6 Company hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage to any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any property owned or operated by Company, or due to any acts of Company or such person's, officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising solely from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Company) of such property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence of Bank, or its agents or employees.

     It is expressly understood and agreed that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of any indebtedness from Company, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the collateral documents.

     It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of any indebtedness from Company to Bank.

     9.7 Company shall maintain, and shall cause its Subsidiary to maintain, all permits, licenses and approvals required under applicable Environmental Laws except such permits, licenses and approvals the failure of which to have would reasonably not be expected to materially adversely affect its business or the value of its property or assets.

     10.   EVENTS OF DEFAULT

     10.1  Upon occurrence of any of the following events of default:

           (a) non-payment of any installment of the principal of the Notes when due or any reimbursement obligation with respect to any Letter of Credit when due;

           (b) non-payment of any interest on the Notes when due in accordance with the terms thereof, or upon non-payment of any other outstanding Indebtedness when due in accordance with the terms thereof;

           (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Section 7 or set forth in Section 8;

          (d) default in observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after written notice to Company by Bank;

          (e) any material representation or warranty made by Company or any other Person herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made;

          (f) default in the observance or performance of any of the conditions, covenants or agreements of Company or any other Person set forth in any collateral document which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder and continuance for ten (10) days;

          (g) default in the payment of any other obligation of Company, any Subsidiary or any Guarantor for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation;

          (h) judgments for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against Company, any Subsidiary or any Guarantor and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty
(30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

          (i) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a material adverse effect on Company, and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

          (j) (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended shall have acquired beneficial ownership of (within the meaning of Rule 13-3 promulgated by the Securities and Exchange Commission under said Act) 20% or more of the voting capital stock of Company; or (ii) individuals who were directors of Company on June 19, 2001 (the "Incumbent Board") shall cease to constitute a majority of the board of directors of Company; provided, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's stockholders was approved by a vote of the majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board;

          (k) if any of the Subordination Agreements is revoked;

          (l) if Bank shall for any reason deem itself to be insecure;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Notes to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Notes and any Letters of Credit shall immediately become due and payable without further notice and demand, and Bank shall not be obligated to make further Advances or issue any Letter of Credit hereunder.

     10.2 If a creditors' committee shall have been appointed for the business of Company or any Subsidiary in connection with any bankruptcy or insolvency; or if Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any Subsidiary, as applicable), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Company or any Subsidiary, then the Notes and all indebtedness then outstanding hereunder and under any Letters of Credit shall automatically become immediately due and payable and Bank shall not be obligated to make further Advances or issue any Letters of Credit under this Agreement.

     10.3 Upon the occurrence and during the continuance of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to Company and/or any property of Company in possession of Bank. Company agrees, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Company.

     10.4 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Company to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Company or to such other Person or Persons as may be entitled thereto under applicable law. Company shall remain liable for any deficiency, which Company shall pay to Bank immediately upon demand.

     10.5 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Company.

     10.6 Upon the occurrence and during the continuance of any Event of Default, Company shall immediately upon demand by Bank deposit with Bank cash collateral in the amount equal to the maximum amount available to be drawn at any time under any Letter of Credit then outstanding.

     11.   MISCELLANEOUS

     11.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by Company.

     11.2 Company shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable attorney fees, lien search fees, appraisal fees and title policy fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank's option, be charged by Bank as an advance against the proceeds of the Notes. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against Company or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Company hereunder, shall also be paid by Company.

     11.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

     11.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

     11.5 Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 11.5. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by e-mail or facsimile, shall be deemed given when received (receipt confirmed in the case of telecopies and e-mail). Bank may, but shall not be required to, take any action on the basis of any notice given to it by telephone, but Company shall promptly confirm such notice in writing or by e-mail or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

          To Company:
          1310 Ridder Park Drive
          San Jose, California 95131-2312
          Attention: Chief Financial Officer
          Fax No. (408) 325-4439

          To Bank:
          800 Oak Grove Avenue
          Menlo Park, California 94025
          Attention: Rob Ways
          Fax No. (650) 462-6058

     11.6 This Agreement and the Notes have been delivered at San Jose, California, and shall be governed by and construed and enforced in accordance with the laws of the State of California. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

     11.8 All sums payable by Company to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Company with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Company's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

     11.9 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Company expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Company waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Company. Upon the occurrence and during the continuance of an Event of Default, Company agrees that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Company expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

     11.10 In the event Company's obligation to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     11.11 COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

     11.12 This Agreement shall become effective upon the execution hereof by Bank and Company.

     11.13 The Indebtedness constitutes Designated Senior Indebtedness (as defined in the Indenture). Bank acknowledges that Company may from time to time desire to optionally redeem a portion of the Subordinated Debt issued pursuant to the Indenture. The Bank will consider any request by Company for a consent to such redemption but the Bank's failure to give its consent shall not give rise to any liability on the part of Bank to Company and Bank shall be entitled to withhold its consent in its sole judgment.

     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK - CALIFORNIA                    ASPECT COMMUNICATIONS
                                              CORPORATION



By: /s/ Robert Ways                           By: /s/ Betsy Rafael
   ------------------------------------          -------------------------------

Its: A.V.P.                                   Its: CFO
    -----------------------------------           ------------------------------

                                  EXHIBIT "A"

                              EQUIPMENT LINE NOTE
                              -------------------


                                                            San Jose, California
$5,000,000                                                         June 19, 2001

     On or before December 19, 2001, FOR VALUE RECEIVED, the undersigned ("Company") promises to pay to the order of Comerica Bank-California, a California banking corporation ("Bank") at 333 West Santa Clara Street, San Jose, California 95113, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Five Million Dollars ($5,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement ("Agreement") dated as of June 19, 2001, made by and between Company and Bank, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

     Each of the advances made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note is a note under which advances and repayments but not readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

     Company agrees that in the event of a default hereunder or any Default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

     The indebtedness of Company to Bank under this Note constitutes Designated Senior Indebtedness (as defined in the Indenture).

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                    ASPECT COMMUNICATIONS CORPORATION



                                    By:___________________________________


                                    Its:__________________________________

                                  EXHIBIT "B"

                              EQUIPMENT TERM NOTE
                              -------------------


                                                            San Jose, California
$_______________                                              ___________, 200__


     FOR VALUE RECEIVED, the undersigned ("Company") promises to pay to the order of Comerica Bank-California, a California banking corporation ("Bank") at 333 West Santa Clara Street, San Jose, California 95113, in lawful money of the United States of America the principal sum of_________________________________ Dollars ($_________) in lawful money of the United States of America payable in monthly principal installments each in the amount of $_________ commencing on ______________, _______________, and on a like day of each month thereafter until _________________, 200___, when the entire unpaid balance of principal and interest thereon shall be due and payable, together with interest thereon as hereinafter set forth.

     The principal balance from time to time outstanding hereunder shall bear interest at its Applicable Interest Rate or as otherwise determined under the Agreement (as defined below), and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Credit Agreement dated as of June 19, 2001, made by and between Company and Bank ("Agreement"), to which reference is hereby made.

     Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

     The indebtedness of Company to Bank under this Note constitutes Designated Senior Indebtedness (as defined in the Indenture).

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full share succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                    ASPECT COMMUNICATIONS CORPORATION



                                    By:________________________________________


                                    Its:_______________________________________

                                  EXHIBIT "C"

                              NOTICE OF TERM RATE
                              -------------------


     With reference to the Equipment Term Note dated _______________, 200_____ in the original principal amount of $_______________ delivered by the Company to the Bank under the Credit Agreement dated as of June 19, 2001 by and between Company and the Bank (as the same may be amended or modified from time to time, "Agreement") and pursuant to the Agreement, the Company hereby elects as the Applicable Interest Rate for such Note the ______________________ /1/ Rate. Such Applicable Interest Rate shall be effected on _______________________, ___________, and the Interest Period applicable thereto, if any, shall be one month.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     Dated this _____ day of __________, ________.


                                    ASPECT COMMUNICATIONS CORPORATION



                                    By:________________________________________

                                    Its:_______________________________________


_____________________________
/1/ Insert, as applicable, "Eurodollar-based", or "Prime-based".

                                  EXHIBIT "D"

                              REQUEST FOR ADVANCE
                              -------------------



     Pursuant to the Credit Agreement dated as of June 19, 2001, (herein called "Agreement"), the undersigned hereby requests COMERICA BANK-CALIFORNIA to make a(an) _______________/1/ Advance to the undersigned on ___________________,
_________, in the amount of ___________________ DOLLARS, ($_________)
under [the Revolving Credit Note dated June __, 2001] [Equipment Line Note dated June 19, 2001], issued by the undersigned to said Bank (herein called "Note"). The Interest Period for the requested Advance, if applicable, shall be _______________/2/. The last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is ___________, ______.

     The undersigned certifies that the conditions set forth in Section 5.4 of the Agreement are satisfied as of the date hereof. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof or any advance formula applicable to Advances under such Note. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof or any Advance formula applicable to Advances under such Note, the undersigned will pay such excess amount on demand.

     The undersigned hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstandings under the Note.

     Dated this ______ day of ______________________, __________.


                                    ASPECT COMMUNICATIONS CORPORATION



                                    By:_________________________________________

                                    Its:________________________________________

__________________________
/1/ Insert, as applicable, "Eurodollar-based", or "Prime-based".
/2/ For a Eurodollar-based Advance insert, as applicable, "one month", "two months", "three months", or "six months".

                                  EXHIBIT "E"

                             REVOLVING CREDIT NOTE
                             ---------------------


                                                            San Jose, California
$20,000,000                                                        June 19, 2001


     On or before the Revolving Credit Maturity Date FOR VALUE RECEIVED, Aspect Communications Corporation, a California corporation, (herein called "Company") promises to pay to the order of COMERICA BANK-CALIFORNIA, a California banking corporation (herein called "Bank") at its Main Office at 333 West Santa Clara Street, San Jose, California 95113, in lawful money of the United States of America the indebtedness or so much of the sum of Twenty Million Dollars ($20,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement dated as of June 19, 2001, made by and between Company and Bank (as the same may be amended or modified from time to time, herein called "Agreement"), together with interest thereon as hereinafter set forth.

     Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     The indebtedness of Company to Bank under this Note constitutes Designated Senior Indebtedness (as defined in the Indenture).

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                                        ASPECT COMMUNICATIONS
                                        CORPORATION


                                    By:________________________________

                                    Its:_______________________________

                                  EXHIBIT "G"

                      CERTIFICATE OF COVENANT COMPLIANCE
                      ----------------------------------


To:  Comerica Bank-California

     Re: Credit Agreement dated as of June 19, 2001 ("Credit Agreement"), by and between Comerica Bank, and Company.

Gentlemen:

     This certificate is furnished pursuant to Section 7.10 of the Credit Agreement and sets forth various information as of ______________ , 200___ (the "Computation Date").

     1.  Adjusted Tangible Net Worth. On the Computation Date, Adjusted Tangible
         ---------------------------
Net Worth, which is required to be at least $_________ was _______________ as computed in the supporting documents attached hereto as Schedule 1.
                                                        ----------

     2.  Quick Ratio. On the Computation Date, the Quick Ratio, which was
         -----------
required to be at least ____ to 1.0 was _____ to 1.0 as computed in the supporting documents attached as Schedule 2.
                                 ----------

     3.  EBITDA.  On the Computation Date, EBITDA, which was required to be at
         ------
least $______________ was $____________ as computed in the supporting documents attached as Schedule 3.
            ----------

     4.  Unrestricted Cash.  On the Computation Date, Unrestricted Cash, which
         -----------------
was required to be at least $_____________ was $______________ as computed in the supporting documents attached as Schedule 4.
                                     ----------

     5.  Leverage Ratio.  On the Computation Date, the Leverage Ratio, which was
         --------------
required to be not more than ____ to 1.0 was _____ to 1.0 as computed in the supporting documents attached as Exhibit 5.

     The undersigned officer of Company hereby certifies that:

     A. All of the information set forth in this Compliance Certificate (and in any Schedule attached hereto) is true and correct in all material respects; and
    --------

     B. As of the Computation Date, the Company has observed and performed all of their covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by it.

     C. I have reviewed the Credit Agreement and this Compliance Certificate is based on an examination sufficient to assure that this Compliance Certificate is accurate.

     D.  Except as stated as Schedule 6 hereto (which shall describe any
                             ----------
existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Default or Event of Default has occurred and is continuing on the date of this Compliance Certificate.

     Capitalized terms used herein and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

     IN WITNESS WHEREOF, Company has caused this Certificate to be executed and delivered by its duly authorized officer this ______ day of __________________, 200___.


                                    ASPECT COMMUNICATIONS
                                    CORPORATION


                                    By:________________________________

                                    Its:_______________________________

                                  EXHIBIT "H"

[LOGO OF COMERICA]

Guaranty

--------------------------------------------------------------------------------

The undersigned, for value received, unconditionally and absolutely guarantee(s)
to   Comerica Bank-California  ("Bank") a California banking corporation, and to
   ---------------------------
the Bank's successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to the Bank of Aspect Communications Corporation, a California corporation ("Borrower") or any successor in interest, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally the "Borrower"), however this indebtedness has been or may be incurred or evidenced, whether absolute or contingent direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to the undersigned at the time of this Guaranty or at the time any future indebtedness is incurred (the "Indebtedness").

The Indebtedness guaranteed includes without limit: (a) any and all direct indebtedness of the Borrower to the Bank, including indebtedness evidenced by any and all promissory notes; (b) any and all obligations or liabilities of the Borrower to the Bank arising under any guaranty where the Borrower has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Borrower to the Bank arising from applications or agreements for the issuance of letters of credit; (d) any and all obligations or liabilities of the Borrower to the Bank arising out of any other agreement by the Borrower including without limit any agreement to indemnify the Bank for environmental liability or to clean up hazardous waste;
(e) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including without limit liability for interest and attorneys' fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Borrower of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys' fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, Guarantor, Bank or third parties in any way relating to Bank's rights with respect to such Borrower, Guarantor, or third party and/or affecting any collateral securing any obligation owed to Bank by Borrower, Guarantor, or any third party, probate proceedings, on appeal or otherwise; (f) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (g) all costs of collecting Indebtedness, including without limit reasonable attorneys' fees and costs.

The undersigned waive(s) notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree(s) that the Bank may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned further waive(s) any and all other notices to which the undersigned might otherwise be entitled. The undersigned acknowledge(s) and agree(s) that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

The undersigned deliver(s) this Guaranty based solely on the undersigned's independent investigation of the financial condition of the Borrower and is
(are) not relying on any information furnished by the Bank. The undersigned assume(s) full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate from time to time. The undersigned waive(s) any duty on the part of the Bank, and agree(s) that it is not relying upon nor expecting the Bank to disclose to the undersigned any fact now or later known by the Bank, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigned's risk under this Guaranty or the undersigned's rights against the Borrower. The undersigned knowingly accept(s) the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that the Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or its ability to pay its debts as they mature, has deteriorated.

The undersigned represent(s) and warrant(s) that: (a) the Bank has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the undersigned has (have) established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower's financial condition. The undersigned agree(s) to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

The undersigned grant(s) to the Bank a security interest in and the right of setoff as to any and all property of the undersigned now or later in the possession of the Bank. The undersigned subordinate(s) any claim of any nature that the undersigned now or later has (have) against the Borrower to and in favor of all Indebtedness and agree(s) not to accept payment or satisfaction of any claim that the undersigned now or later may have against the Borrower without the prior written consent of the Bank. Should any payment, distribution, security, or proceeds, be received by the undersigned upon or with respect to any claim that the undersigned now or may later have against the Borrower, the undersigned shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by the undersigned where required by the Bank) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by the undersigned as the property of the Bank. The undersigned further assign(s) to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has (have) against the Borrower (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims.

The undersigned agree(s) that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges(s) and agree(s) that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is (are) not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

The undersigned acknowledge(s) that the effectiveness of this Guaranty is not conditioned on any or all of the Indebtedness being guaranteed by anyone else.

Until the Indebtedness is irrevocably paid in full, the undersigned waive(s) any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid in full, the undersigned shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agree(s) to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys' fees, incurred by the Bank in connection with the undersigned's exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assume(s) full responsibility for enforcing and protecting these rights.

Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the undersigned is or becomes an "insider" or "affiliate" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the undersigned shall not be (or be deemed to be) a "creditor" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. The undersigned warrant(s) and agree(s) that none of Bank's rights, remedies or interests shall be directly or indirectly impaired because of any of the undersigned's status as an "insider" or "affiliate" of the Borrower, and undersigned shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any other guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). This action by the Bank shall not, however, be deemed to affect any right to contribution which may exist among the guarantors.

Any of the undersigned may terminate their obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgment of delivery; provided, the termination shall not be effective until the opening of business on the fifth
(5th) day following
written acknowledgment of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including without limit reasonable attorneys' fees and costs, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that
(a) any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank by the Borrower, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned to the extent of all liability, costs and expenses (including without limit reasonable attorneys' fees and costs) incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned. For purposes of this Guaranty, "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and "hazardous or toxic substances" shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

Although the intent of the undersigned and the Bank is that California law shall apply to this Guaranty, regardless of whether California law applies, the undersigned further agree(s) as follows: With respect to the limitation, if any, stated in the Additional Provisions below on the amount of principal guaranteed under this Guaranty, the undersigned agree(s) that (a) this limitation shall not be a limitation on the amount of Borrower's Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at or prior to the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing.

The undersigned waive(s) any right to require the Bank to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the California or other applicable Uniform Commercial Code; (d) pursue any other remedy in the Bank's power; or (e) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

The undersigned authorize(s) the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned's liability under this Guaranty, from time to time to:
(a) apply any security and direct the order or manner of sale of it, including without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waive(s) any provision of law regarding application of payments which specifies otherwise. The Bank may without notice assign this Guaranty in whole or in part. Upon the Bank's request, the undersigned agree(s) to provide to the Bank copies of the undersigned's financial statements.

The undersigned waive(s) any defense based upon or arising by reason of (a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (d) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to the Bank or intended or understood by the Bank or the undersigned; (e) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned understands that, absent this waiver, Bank's election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which the undersigned has against Borrower. The undersigned further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.

The undersigned waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bank to commence a lawsuit against Borrower or the undersigned to collect any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank's right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank's right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bank to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

The undersigned waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

The undersigned acknowledges and agrees that this is a knowing and informed waiver of the undersigned's rights as discussed above and that Bank is relying on this waiver in extending credit to Borrower.

The undersigned acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now or later acquires relating to the undersigned and this Guaranty, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agree(s) that the Bank may disclose these documents and information to the Borrower. The undersigned agree(s) that the Bank may provide information relating to this Guaranty or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The total obligation under this Guaranty shall be UNLIMITED unless specifically limited in the Additional Provisions of this Guaranty, and this obligation (whether unlimited or limited to the extent indicated in the Additional Provisions) shall include, IN ADDITION TO any limited amount of principal guaranteed, any and all interest on all Indebtedness and any and all costs and expenses of any kind, including without limit reasonable attorneys' fees and costs, incurred by the Bank at any time(s) for any reason in enforcing any of the duties and obligations of the undersigned under this Guaranty or otherwise incurred by the Bank in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including without limit reasonable attorneys' fees and other expenses incurred in any suit involving the conduct of the Bank, the Borrower or the undersigned). All of these costs and expenses shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys' fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys' fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference in the Additional Provisions or elsewhere (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of the undersigned under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of the undersigned under any prior or subsequent guaranty given by the undersigned to the Bank.

The undersigned unconditionally and irrevocably waive(s) each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge(s) that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledge(s) that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledge(s) that the effectiveness of this Guaranty is subject to no conditions of any kind.

This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

The undersigned warrant(s) and agree(s) that each of the waivers set forth above are made with the undersigned's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.

This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns. This Guaranty shall be binding on the undersigned and the undersigned's heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower, and the undersigned acknowledge(s) that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

Additional Provisions (if any):

HE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, the undersigned has (have) signed this Guaranty on_________


                                          GUARANTOR(S)__________________________


                                          By:___________________________________
                                                  Signature of

WITNESS:                                       Its:_____________________________
                                                    (If Applicable)

                                          By:___________________________________
Signature of                                      Signature of

                                               Its:_____________________________
                                                    (If Applicable)

                                          GUARANTOR'S ADDRESS

                                          ______________________________________
                                          Street Address

                                          ______________________________________
                                          City                       State
Zip Code


BORROWER(S):